GARTNER, INC.

2011 EMPLOYEE STOCK PURCHASE PLAN

Amended and Restated as of May 1, 2024

The following constitute the provisions of the 2011 Employee Stock Purchase Plan of Gartner, Inc.

1.PURPOSE.

The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code, although the Company makes no undertaking or representation to maintain such qualification. The provisions of the Plan shall be construed in furtherance of qualifying the Plan under Section 423 of the Code. The Plan, as amended and restated, shall be effective for all Offering Periods beginning after May 1, 2024.

2.DEFINITIONS.

(a)“Administrator” shall mean the Board or the committee of the Board appointed to administer the plan pursuant to Section 13 hereof.

(b)“Board” shall mean the Board of Directors of the Company.

(c)“Code” shall mean the Internal Revenue Code of 1986, as amended.

(d)“Common Stock” shall mean the common stock, par value $.0005, of the Company.

(e)“Company” shall mean Gartner, Inc.

(f)“Compensation” shall mean all base straight time gross earnings, payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, and commissions, but shall exclude all other forms of remuneration (including non-cash remuneration). The Administrator, in its discretion, may (on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.432-2(f)) establish a different definition of Compensation for all options to be granted for any Offering that has not yet commenced.

(g)“Designated Subsidiaries” shall mean the Subsidiaries that have been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan.

(h)“Employee” shall mean any individual who is an employee of the Company for purposes of tax withholding under the Code or an employee of a Designated Subsidiary outside the United States. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the date three months and one day from the start of such leave.

(i)“Enrollment Date” shall mean the first day of each Offering Period.

(j)“Exercise Date” shall mean the last day of each Offering Period.

(k)“Fair Market Value” means the closing per share selling price for shares on the New York Stock Exchange on the relevant date, or if there were no sales on such date, the closing sales price on the immediately preceding trading date, in either case as reported by The Wall Street Journal or such other source selected in the discretion of the Administrator (or its delegate). Notwithstanding the preceding, for federal, state, and local income tax reporting purposes, fair market value shall be determined by the Administrator (or its delegate) in accordance with uniform and nondiscriminatory standards adopted by it from time to time and in a manner not inconsistent with the regulations under Section 409A of the Code.

(l)“Offering” means an offer under this Plan of an option that may be exercised during the period described in Section 4. For purposes of the Plan, all eligible Employees will be deemed to participate in the same Offering unless the Administrator otherwise determines that eligible

Employees of one or more Designated Subsidiaries will be deemed to participate in separate Offerings, in which case the Offerings will be considered separate even if the dates of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by Treasury Regulation Section 1.423-2(a)(1), the terms of each Offering need not be identical provided that the terms of the Plan and the Offering together satisfy Treasury Regulation Sections 1.423-2(a)(2) and (a)(3).

(m)“Offering Period” shall mean, a period of approximately three (3) months, commencing on the first Trading Day on or after March 1, June 1, September 1 and December 1 and terminating on the last Trading Day in the period ending the following May 31, August 31, November 30 and January 31, respectively, during which options granted pursuant to the Plan may be exercised. The duration, commencement and termination of Offering Periods may be changed by the Administrator pursuant to Section 4 of the Plan.

(n)“Participant” shall mean an Employee who elects to participate in the Plan for the applicable Offering Period.

(o)“Plan” shall mean this 2011 Employee Stock Purchase Plan, as amended from time to time.

(p)“Purchase Price” shall mean an amount equal to ninety-five (95%) of the Fair Market Value of a share of Common Stock on the Exercise Date. For any Offering that has not yet commenced, the Administrator, in its discretion and on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2, may determine that the Purchase Price will equal a different percentage of Fair Market Value. However, in no event shall the Purchase Price be less than eighty-five percent (85%) of the lower of:

(a)the closing price per share of Common Stock on the New York Stock Exchange on the applicable Enrollment Date; or

(b)the closing price per share of Common Stock on the New York Stock Exchange on the applicable Exercise Date.

(q)“Reserves” shall mean the number of shares of Common Stock covered by each option under the Plan that have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

(r)“Subsidiary” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(s)“Trading Day” shall mean a day on which the New York Stock Exchange is open for trading.

(t)“Treasury Regulations” means the Treasury regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code shall include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

3.ELIGIBILITY.

(a)Any Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date shall be eligible to participate in the Plan, except as otherwise provided in this Section 3 of the Plan.

(b)Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time, as same shall automatically be adjusted if this dollar amount set forth in the Code is adjusted.

(c)The Administrator, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date in an Offering, determine, on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2, that an Employee shall not be an eligible Employee if he or she: (i) has not completed a required length of service with the Company, if any, as such length may be determined by the Administrator in its discretion (such length of required service not to exceed two (2) years), (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (iv) is a highly compensated employee under Section 414(q) of the Code, (5) is a highly compensated employee under Section 414(q) of the Code with compensation above a certain level or who is an officer or subject to the disclosure requirements of Section 16(a) of the 1934 Act, provided any exclusion be applied with respect to an individual Offering in a manner complying with Treasury Regulation Section 1.423-2(e)(2)(ii). Further, and notwithstanding the foregoing, Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from the Plan or an Offering if the participation of such Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code.

4.OFFERING PERIODS.

The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after March 1, June 1, September 1 and December 1 each year. The Administrator, in its discretion, shall have the power: (i) to change the duration, commencement and termination of each Offering Period if such change is announced prior to the scheduled beginning of the Offering Period, and (ii) to implement overlapping Offering Periods. Notwithstanding any contrary provision of the Plan, no Offering Period under the Plan shall have a duration longer than twenty-seven (27) months.

5.PARTICIPATION.

(a)An eligible Employee may become a Participant in the Plan for an Offering by, prior to the applicable Enrollment Date, completing a subscription agreement in such form and manner as the Company may specify from time to time.

(b)Payroll deductions for a Participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof.

(c)Notwithstanding anything herein to the contrary, an Employee’s participation in the Plan shall be subject to all applicable Company policies that may be in effect from time to time, including, without limitation, the Company’s insider trading policy.

6.PAYROLL DEDUCTIONS.

(a)At the time a Participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not less than one percent (1%) and not exceeding ten percent (10%) (or such greater or lesser percentage or dollar amount that the Administrator may establish from time to time, in its discretion and on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2) of the Compensation that he or she receives on each pay day during the Offering Period. If permitted by the Administrator, a Participant instead may elect to have a specific amount withheld or to contribute a specific amount, in dollars or in the applicable local currency, subject to such uniform and nondiscriminatory rules (or as otherwise permitted by Treasury Regulation Section 1.423-2) as the Administrator in its discretion may specify.

(b)All payroll deductions made for a Participant shall be credited to his or her account under the Plan and will be withheld in whole percentages only.

(c)A Participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. A Participant may not change his or her payroll deduction rate, either by increasing or decreasing such rate, more than once during an Offering Period. The Administrator may, in its discretion, adjust the number of participation rate changes permitted during any Offering Period. The change in rate shall be effective with the first full payroll period following ten (10) business days after the Company’s receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A Participant’s subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(d)Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code as the same may be amended and Section 3(b) hereof, a Participant’s payroll deductions may be decreased to 0% at such time during any Offering Period which is scheduled to end during the current calendar year (the “Current Period”) that the aggregate of all payroll deductions that were previously used to purchase stock under the Plan in a prior Offering Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Period equal $23,750, as the same shall automatically be adjusted if the dollar amount set forth in the Code is adjusted. Payroll deductions shall recommence at the rate provided in such Participant’s subscription agreement at the beginning of the first Offering Period that is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10 hereof.

7.GRANT OF OPTION.

On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Offering Period more than a number of shares determined by dividing $25,000 by the number of Offering Periods per year, as the same shall be automatically adjusted upon any adjustments in the dollar amount set forth in the Code, by the Fair Market Value of a share of Common Stock on the Enrollment Date, and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the Participant has withdrawn pursuant to Section 10 hereof, and shall expire on the last day of the Offering Period.

8.EXERCISE OF OPTION.

Unless a Participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. Unless otherwise determined by the Administrator prospectively for one or more future Offering Periods, no fractional shares of Common Stock shall be purchased under the Plan. Any payroll deductions or contributions accumulated in a Participant’s account that, after an Exercise Date, are not sufficient to purchase a full share shall, as determined by the Administrator, be (a) refunded to the Participant without interest, or (b) retained in the Participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the Participant under Section 10. Effective for Offering Periods that begin on or after June 1, 2024, amounts insufficient to purchase a whole share will retained in the Participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the Participant under Section 10. Any funds left over in a Participant’s account after an Exercise Date shall be returned to the Participant (without interest), except to the extent provided in the preceding two sentences. During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by him or her.

9.DELIVERY.

As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall have the shares purchased upon the exercise of the option listed in street name with a brokerage company of the Company’s choice (the “Broker of Deposit”). The Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares.

10.WITHDRAWAL; TERMINATION OF EMPLOYMENT.

(a)A Participant may withdraw all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time prior to the end of the month preceding the last month of the Offering Period by giving written notice to the Company in the form maintained by the Company from time to time. All of the Participant’s payroll deductions credited to his or her account will be paid to such Participant promptly after receipt of notice of withdrawal without interest and such Participant’s option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the Participant delivers to the Company a new subscription agreement. A Participant may not make a partial withdrawal of payroll deductions.

(b)Upon a Participant’s ceasing to be an Employee (as defined in Section 2(h) hereof), for any reason, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant’s account during the Offering Period but not yet used to exercise the option will be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14 hereof, and such Participant’s option will be automatically terminated.

11.INTEREST.

No interest shall accrue on the payroll deductions of a participant in the Plan, except as may be required by applicable law, as determined by the Company, and if so required by the laws of a particular jurisdiction, shall apply to all participants in the relevant Offering except to the extent otherwise permitted by Section 1.423-2(f) of the Treasury Regulations.

12.STOCK.

(a)The maximum number of shares of Common Stock that shall be made available for sale under the Plan shall be the sum of (i) 3,000,000 shares of Common Stock, plus (ii) the number of shares of Common Stock that were authorized for future issuance but unissued under the prior version of the Plan as of the effective date of this amendment and restatement of the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

(b)Shares of Common Stock issued under the Plan may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise.

(c)Until the shares of Common Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) as provided in Section 9 following the exercise of an option, a Participant will have only the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares.

(d)Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse as specified in the Participant’s subscription agreement.

13.ADMINISTRATION.

(a)Administrative Body. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Administrator shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Administrator shall, to the full extent permitted by law, be final and binding upon all parties.

(b)Powers of Administrator. The Administrator shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation in accordance with its terms, including, but not by way of limitation, the following discretionary powers:

(1)To interpret and determine the meaning and validity of the provisions of the Plan and the options and to determine any question arising under, or in connection with, the administration, operation or validity of the Plan or the options;

(2)To supply omissions or correct defects in the Plan;

(3)To determine the form and manner for Participants to make elections under the Plan;

(4)To determine, subject to the terms of the Plan, the terms and conditions of each option, Offering and Offering Period under the Plan;

(5)To determine any and all considerations affecting the eligibility of any Employee to become a Participant or to remain a Participant in the Plan;

(6)To cause an account or accounts to be maintained for each Participant and establish rules for the crediting of contributions and/or shares to the account(s);

(7)To determine the time or times when, and the number of shares for which, options shall be granted;

(8)To establish and revise an accounting method or formula for the Plan;

(9)To designate a custodian or broker to receive shares purchased under the Plan and to determine the manner and form in which shares are to be delivered to the designated custodian or broker;

(10)To determine the status and rights of Participants and their Beneficiaries or estates;

(11)To employ such brokers, counsel, agents and advisers, and to obtain such broker, legal, clerical and other services, as it may deem necessary or appropriate in carrying out the provisions of the Plan;

(12)To establish, from time to time, rules for the performance of its powers and duties and for the administration of the Plan;

(13)To adopt such procedures and subplans (which need not qualify under Section 423 of the Code) as are necessary or appropriate to permit participation in the Plan by employees who are foreign nationals or employed outside of the United States;

(14)To determine that, to the extent permitted by Treasury Regulation Section 1.423-2(f), the terms of an option granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) will be less favorable than the terms of options granted under the Plan or the same Offering to Employees resident in the United States;

(15)To designate separate Offerings for the Employees of one or more Designated Subsidiaries, in which case the Offerings will be considered separate even if the dates of each such Offering are identical and the provisions of the Plan will separately apply to each Offering; and

(16)To delegate to any one or more of its members or to any other person including, but not limited to, employees of the Company and any Designated Subsidiary, severally or jointly, the authority to perform for and on behalf of the Administrator one or more of the functions of the Administrator under the Plan.

14.DESIGNATION OF BENEFICIARY.

(a)A Participant may file a written designation, in a form and manner as the Administrator may designate from time to time, of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b)The Participant may change such designation of beneficiary at any time by written notice, in a form and manner as the Administrator may designate from time to time. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.TRANSFERABILITY.

Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

16.USE OF FUNDS.

The Company (or Designated Subsidiary) may use all payroll deductions received or held by the Company or any Designated Subsidiary under the Plan for any corporate purpose, and the Company (or Designated Subsidiary) shall not be obligated to segregate such payroll deductions, except as otherwise required by law. Until shares of Common Stock are issued, Participants will have only the rights of unsecured creditors with respect to such payroll deductions and such shares of Common Stock.

17.REPORTS.

Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

18.ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

(a)Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any change in the Common Stock resulting from a stock split, reverse stock split, stock dividend, spin-off, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b)Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

(c)Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period(s) then in progress by setting a new Exercise Date (the “New Exercise Date”) or to cancel each outstanding right to purchase and refund all sums collected from Participants during the Offering Period(s) then in progress. If the Board shortens the Offering Period(s) then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the Offering Period(s) as provided in Section 10 hereof. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the Participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock upon the sale of assets or merger. The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event the Company effects one or more reorganizations, recapitalization, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

19.AMENDMENT OR TERMINATION.

(a)The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 18 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant. To the extent necessary to comply with Rule 16b-3 or Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), or the Listing Standards, the Company shall obtain stockholder approval in such a manner and to such a degree as required.

(b)Without stockholder consent and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, designate separate Offerings, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

20.NOTICES.

All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.CONDITIONS UPON ISSUANCE OF SHARES.

(a)Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

(c)At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of (or any other time that a taxable event related to the Plan occurs), the Participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock (or any other time that a taxable event related to the Plan occurs). At any time, the Company may, but shall not be obligated to, withhold from the Participant’s

Compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to the sale or early disposition of Common Stock by the Employee. Further, the Company or its Designated Subsidiaries may satisfy its withholding obligations, if any, through any of the means set forth in the applicable subscription agreement to the extent permitted by Section 1.423 2(f) of the Treasury Regulations of the Code.

22.TERM OF PLAN.

The Plan shall continue in effect for a term of ten (10) years from its original effective date of September 1, 2021 unless sooner terminated under Section 19 hereof.

23.ADDITIONAL RESTRICTIONS OF RULE 16b-3.

The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

24.SECTION 409A OF THE CODE.

The Plan is exempt from the application of Section 409A of the Code and any ambiguities herein will be interpreted to so be exempt from Section 409A of the Code. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an option granted under the Plan may be subject to Section 409A of the Code or that any provision in the Plan would cause an option under the Plan to be subject to Section 409A of the Code, the Administrator may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Section 409A of the Code, but only to the extent any such amendments or action by the Administrator would not violate Section 409A of the Code. Notwithstanding the foregoing, the Company will have no liability to a Participant or any other party if any option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company makes no representation that any option to purchase Common Stock under the Plan is compliant with Section 409A of the Code.

25.NO RIGHT TO EMPLOYMENT.

Participation in the Plan by a Participant will not be construed as giving a Participant the right to be retained as an Employee of the Company or a Subsidiary of the Company, as applicable. Further, the Company or a Subsidiary of the Company may dismiss a Participant from employment at any time, free from any liability or any claim under the Plan.

26.SEVERABILITY.

    If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.

27.RULES FOR FOREIGN JURISDICTIONS.

(a)The Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate differences in local law, tax policy or custom. Without limiting the generality of the foregoing, rules and procedures may be adopted regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates that vary depending on location.

(b)The Administrator may approve such supplements to, or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom, without affecting the terms of this Plan as in effect for any other purpose, (including supplements, amendments, restatements and alternative versions designed to be outside the scope of Section 423 of the Code), provided that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless the Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.